[Kirkpatrick & Lockhart Preston Gates Ellis LLP Letterhead]

October 12, 2007

China-Biotics, Inc.
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China

Ladies and Gentlemen:

We have acted as counsel for China-Biotics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form SB-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Selling Stockholders named in the Registration Statement of up to 5,057,722 outstanding shares of the common stock (the “Shares”).

In connection with the preparation and filing of the Registration Statement, we have reviewed the Company’s amended and restated certificate of incorporation and bylaws, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other investigations as we deemed necessary in order to express the opinions set forth below, and have assumed that each such record, agreement, document and instrument is accurate and complete. The law covered by the opinions expressed herein is expressly limited to the General Corporation Law of Delaware, the statutory provisions of the Delaware Constitution, and reported judicial decisions interpreting those laws and the Federal law of the United States. We express no opinion except as expressly set forth in the paragraph below and no opinions shall be implied. The opinion expressed herein is an opinion of legal matters and not factual matters.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinion is given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon any change in law, facts or circumstances, occurring after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm under the heading “Legal Matters” in the prospectus contained within the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We express no opinion as to any matters not expressly set forth herein.

Yours truly,

/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

Kirkpatrick & Lockhart Preston Gates Ellis LLP